Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS






We hereby consent to the use in this registration statement on Form SB-2 of our report dated May 30, 2003, relating to the financial statements of Peak Entertainment Holdings, Inc. as of and for the period and year ended December 31, 2001 and December 31, 2002, respectively, and the reference to our firm as experts in the registration statement.


/s/ goodband viner taylor
goodband viner taylor

June 16, 2003